Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


          We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4, 33-________) and related Prospectus of One Valley Bancorp, Inc. and Subsidiaries for the registration of 6,171,635 shares of its common stock and to the incorporation by reference therein of our report dated January 21, with respect to the consolidated financial statements of One Valley Bancorp, Inc. and Subsidiaries incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP

Charleston, West Virginia
January 15, 1998

                                       E-8

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